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                                                                     Exhibit 3.2













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                    AMERICAN REAL ESTATE FINANCE CORPORATION

                                     BYLAWS

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                                TABLE OF CONTENTS
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                                                                                      PAGE
ARTICLE I             OFFICES                                                           1

         Section 1.01 Principal Executive Office                                        1

         Section 1.02 Additional Offices                                                1

ARTICLE II            MEETINGS OF SHAREHOLDERS                                          1

         Section 2.01 Place                                                             1

         Section 2.02 Annual Meeting                                                    1

         Section 2.03 Special Meetings                                                  1

         Section 2.04 Notice of Meetings; Waiver of Notice                              1

         Section 2.05 Organization                                                      2

         Section 2.06 Quorum; Adjournments                                              2

         Section 2.07 Voting                                                            2

         Section 2.08 Proxies                                                           2

         Section 2.09 Voting of Shares By Certain Holders                               2

         Section 2.10 Inspectors                                                        3

         Section 2.10 Inspectors TC "Section 2.10 Inspectors" \l "2".                   3

         Section 2.11 Nominations and Shareholder Business                              3

         Section 2.12 Voting by Ballot                                                  4

         Section 2.13 List of Shareholders                                              4

         Section 2.14 Action by Shareholders                                            4

         Section 2.15 Meeting by Conference Telephone                                   4

ARTICLE III           DIRECTORS                                                         4

         Section 3.01 General Powers; Qualifications                                    4

         Section 3.02 Number and Qualification                                          5

         Section 3.03 Chairman of the Board                                             5

         Section 3.04 Resignation                                                       5

         Section 3.05 Removal of Directors                                              5

         Section 3.06 Vacancies                                                         5

         Section 3.07 Annual and Regular Meetings                                       5

         Section 3.08 Special Meetings                                                  6

         Section 3.09 Notice                                                            6

         Section 3.10 Quorum                                                            6

         Section 3.11 Voting                                                            6


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         Section 3.12 Presumption of Assent                                             6

         Section 3.13 Telephone Meetings                                                6

         Section 3.14 Informal Action by Directors                                      7

         Section 3.15 Compensation                                                      7

         Section 3.16 Loss of Deposits                                                  7

         Section 3.17 Surety Bonds                                                      7

         Section 3.18 Reliance                                                          7

         Section 3.19 Certain Rights of Directors, Officers, Employees and Agents       7

ARTICLE IV            COMMITTEES                                                        7

         Section 4.01 Number, Tenure and Qualifications                                 7

         Section 4.02 Powers                                                            8

         Section 4.03 Meetings                                                          8

         Section 4.04 Telephone Meetings                                                8

         Section 4.05 Written Action by Committees                                      8

         Section 4.06 Vacancies                                                         8

ARTICLE V             OFFICERS                                                          8

         Section 5.01 General Provisions                                                9

         Section 5.02 Removal and Resignation                                           9

         Section 5.03 Chief Executive Officer                                           9

         Section 5.04 Chief Operating Officer                                           9

         Section 5.05 Chief Financial Officer                                           9

         Section 5.06 President                                                         9

         Section 5.07 Vice Presidents                                                  10

         Section 5.08 Secretary                                                        10

         Section 5.09 Treasurer                                                        10

         Section 5.10 Assistant Secretaries and Assistant Treasurers                   10

         Section 5.11 Salaries                                                         11

ARTICLE VI            CONTRACTS, LOANS, CHECKS AND DEPOSITS                            11

         Section 6.01 Contracts                                                        11

         Section 6.02 Checks and Drafts                                                11

         Section 6.03 Deposits                                                         11

ARTICLE VII           SHARES                                                           11


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         Section 7.01 Certificates                                                     11

         Section 7.02 Transfers                                                        11

         Section 7.03 Replacement Certificate                                          12

         Section 7.04 Closing of Transfer Books or Fixing of Record Date               12

         Section 7.05 Share Ledger                                                     12

         Section 7.06 Certification of Beneficial Owners                               12

         Section 7.07 Fractional Shares; Issuance of Units                             13

ARTICLE VIII          ACCOUNTING YEAR                                                  13

ARTICLE IX            DISTRIBUTIONS                                                    13

         Section 9.01 Authorization                                                    13

         Section 9.02 Contingencies                                                    13

ARTICLE X             INVESTMENT POLICY                                                13

ARTICLE XI            SEAL                                                             14

         Section 11.01 Seal                                                            14

         Section 11.02 Affixing Seal                                                   14

ARTICLE XII           INDEMNIFICATION AND ADVANCES FOR EXPENSES                        14

         Section 12.01 Procedure                                                       14

         Section 12.02 Exclusivity, Etc.                                               14

         Section 12.03 Severability; Definitions.                                      15

ARTICLE XIII          WAIVER OF NOTICE                                                 15

ARTICLE XIV           AMENDMENT OF BYLAWS                                              15

ARTICLE XV            MISCELLANEOUS                                                    15

         Section 15.01 Books and Records                                               15

         Section 15.02 Voting Shares in Other Companies                                16

         Section 15.03 Mail                                                            16

         Section 15.04 Execution of Documents                                          16











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                    AMERICAN REAL ESTATE FINANCE CORPORATION
                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

         Section 1.01 PRINCIPAL EXECUTIVE OFFICE. The principal executive office of American Real Estate Finance Corporation (the "CORPORATION") shall be located at such place or places as the Board of Directors (the "BOARD OF DIRECTORS") may designate.

         Section 1.02 ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 2.01 PLACE. All meetings of holders of the shares of capital stock of the Corporation (the "SHAREHOLDERS") shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2.02 ANNUAL MEETING. An annual meeting of the Shareholders for the election of members of the Board of Directors (the "DIRECTORS") and the transaction of any business within the powers of the Corporation shall be held on such date as shall be set by the Board of Directors. Unless the Articles of Incorporation of the Corporation (the "ARTICLES") or the Maryland General Corporation Law (the "MGCL") provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

         Section 2.03 SPECIAL MEETINGS. The president, chief executive officer or Board of Directors may call special meetings of the Shareholders. Special meetings of Shareholders shall also be called by the secretary of the Corporation upon the written request of the Shareholders entitled to cast not less than ten percent (10%) of the outstanding shares of the Corporation, voting together as a single class, entitled to vote on any of the matters proposed to be acted on at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting.

         Section 2.04 NOTICE OF MEETINGS; WAIVER OF NOTICE. Not less than ten nor more than 90 days before each Shareholders' meeting, the secretary shall give written notice of the meeting to each Shareholder entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by the MGCL, the purpose of the meeting. Notice is given to a Shareholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or

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mailed to him or her at his or her address as it appears on the records of the
Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of Shareholders' meetings, or is present at the meeting in person or by proxy.

         Section 2.05 ORGANIZATION. At every meeting of Shareholders, the chairman of the board, if applicable, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a Chairman chosen by the Shareholders entitled to cast a majority of the votes which all Shareholders present in person or by proxy are entitled to cast; and the secretary of the Corporation, or, in the secretary's absence, an assistant secretary of the Corporation, or in the absence of both the secretary and assistant secretaries, a person appointed by the Chairman shall act as secretary.

         Section 2.06 QUORUM; ADJOURNMENTS. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under MGCL, the Articles, or these Bylaws for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Shareholders, the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.07 VOTING. A plurality of all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the MGCL, the Articles, or these Bylaws. Unless otherwise provided in the Articles, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

         Section 2.08 PROXIES. A Shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a Shareholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the shares to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

         Section 2.09 VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares


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pursuant to a Bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such Bylaw, resolution or agreement, in which case such person may vote such shares. Any Director or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

                  Shares of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  The Board of Directors may adopt by resolution a procedure by which a Shareholder may certify in writing to the Corporation that any shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified shares in place of the Shareholder who makes the certification.

         Section 2.10 INSPECTORS. At any meeting of Shareholders, the chairman of the meeting may, or upon the request of any Shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders.

                  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

         Section 2.11 NOMINATIONS AND SHAREHOLDER BUSINESS.

                  (a) ANNUAL MEETINGS OF SHAREHOLDERS. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Shareholder of the Corporation who was a Shareholder of record at the time notice of such meeting was sent.

                  (b) SPECIAL MEETING OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Shareholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that


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the Board of Directors has determined that directors shall be elected at such special meeting, by any Shareholder of the Corporation who is a Shareholder of record at the time of giving of notice provided for in this Section 2.11(b), who is entitled to vote at the meeting and who complied with the procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board of Directors, any such Shareholder may nominate a person or persons, as the case may be, for election to such position as specified in the Corporation's notice of meeting.

                  (c) GENERAL. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective nomination or proposal be disregarded. Notwithstanding the foregoing provisions of this
Section 2.11, a Shareholder shall also comply with all applicable requirements of state law with respect to the matters set forth in this Section 2.11.

         Section 2.12 VOTING BY BALLOT. Voting on any question or in any election may be taken orally unless the presiding officer shall order or any Shareholder shall demand that voting be by ballot.

         Section 2.13 LIST OF SHAREHOLDERS. At each meeting of Shareholders, a full, true and complete list of all Shareholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the secretary of the Corporation, shall be furnished by the secretary of the Corporation.

         Section 2.14 ACTION BY SHAREHOLDERS. All actions required or permitted to be taken by the Shareholders shall be taken at an annual or special meeting of the Shareholders. Notwithstanding the foregoing, any action required to be taken at a meeting of the Shareholders, or any other action that may be taken at a meeting of the Shareholders, may be taken without a meeting if a unanimous written consent, setting forth the action so taken, shall be signed by each Shareholder entitled to vote on the matter, and shall be delivered to the Corporation by delivery to its registered office in Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded.

         Section 2.15 MEETING BY CONFERENCE TELEPHONE. Shareholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.01 GENERAL POWERS; QUALIFICATIONS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be


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exercised by or under authority of the Board of Directors, except as conferred on or reserved to the Shareholders by the MGCL, the Articles or Bylaws.

         Section 3.02 NUMBER AND QUALIFICATION. There shall be no fewer than five (5) nor more than ten (10) Directors. The initial Board of Directors shall consist of seven (7) members, including four (4) Independent Directors (as defined in the Articles). The number of Directors may be increased or decreased from time to time by the Directors and in accordance with the Articles. The names of the individuals who will serve as Directors of the Corporation until their respective successors are elected and qualified are stated in the Articles. Subject to Section 3.05, each Director shall hold office until the election and qualification of his or her successor.

         A Director shall be an individual at least twenty-one (21) years of age who is not under legal disability. Directors may, but need not, own shares or other securities of the Corporation. Unless otherwise required by law, no Director shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Directors in their capacity as Directors shall not be required to devote their entire time to the business and affairs of the Corporation.

         Section 3.03 CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board (or one or more co-chairmen of the board). The chairman of the board shall preside over the meetings of the Board of Directors and of the Shareholders at which the chairman shall be present. If there be more than one, the co-chairmen designated by the Board of Directors will perform such duties. The chairman of the board shall perform such other duties as may be assigned to the chairman or the co-chairmen by the Board of Directors.

         Section 3.04 RESIGNATION. Any Director may resign at any time by sending a written notice of such resignation to the principal executive office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman of the board or the president, without need for prior accounting.

         Section 3.05 REMOVAL OF DIRECTORS. A Director may be removed only in accordance with the terms specified in the Articles.

         Section 3.06 VACANCIES. Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by a majority vote of the remaining Directors then in office, whether or not a quorum. Nominees to serve as Independent Directors shall be nominated by the then current Independent Directors, if any, otherwise by the remaining Directors. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

         Section 3.07 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of Shareholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.


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         Section 3.08 SPECIAL MEETINGS. Special meetings of the Board of
Directors may be called by or at the request of the chairman of the board (or any co-chairman of the board if more than one), president or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

         Section 3.09 NOTICE. Except as provided in Sections 3.06 and 3.07, the secretary shall give notice to each Director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a Director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telegraph, facsimile transmission or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless these Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any Director who attends except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

         Section 3.10 QUORUM. A majority of the Directors, including a majority of the Independent Directors then holding office, shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Articles or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

                  The Board of Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum, subject to the voting requirements of Section 3.11.

         Section 3.11 VOTING. Following the Merger Transaction, any action by the Board of Directors shall require the affirmative vote specified in the Articles, unless the concurrence of a greater proportion is required for such action by the MGCL.

         Section 3.12 PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who votes in favor of such action.

         Section 3.13 TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can


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hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 3.14 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Section 3.15 COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive fixed sums per year and/or per meeting and/or per visit to real property in which the Company owns or is proposed to own an interest and for any service or activity they performed or engaged in as Directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.16 LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

         Section 3.17 SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

         Section 3.18 RELIANCE. Each Director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a Director.

         Section 3.19 CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

         Section 4.01 NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of one or more Directors, to serve at the pleasure of the Board of Directors;


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provided, however, that the Audit Committee and the Compensation Committee shall consist only of Independent Directors and that at least a majority of the members of all other committees shall be Independent Directors.

         Section 4.02 POWERS. The Board of Directors may delegate to committees appointed under Section 4.01 of this Article IV any of the powers of the Board of Directors, except the power to authorize dividends, elect Directors, issue capital stock other than as provided in the next sentence, recommend to the Shareholders any action which requires Shareholder approval, amend these Bylaws, or approve any merger or share exchange which does not require Shareholder approval, or enter into, amend or terminate that certain Investment Advisory Agreement to be entered into between the Corporation and the investment advisor to the corporation or any successor agreements. If the Board of Directors has given general authorization for the issuance of capital stock providing for or establishing a method or procedure for determining the maximum number or shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of capital stock subject to classification or reclassification and the terms on which any capital stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

         Section 4.03 MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

         Section 4.04 TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 4.05 WRITTEN ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 4.06 VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V

                                    OFFICERS


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         Section 5.01 GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a chief financial officer and may include a chairman of the board (or one or more co-chairmen of the board), a vice chairman of the board, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a chief operating officer, a treasurer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable or authorize any committee or officer to appoint assistant or subordinate officers. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office at the pleasure of the Board of Directors or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

         Section 5.02 REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board (or any co-chairman of the board if more than one), the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

         Section 5.03 CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board (or, if more than one, the co-chairmen of the board in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) or, in the absence of a chairman, the president, shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation as may be prescribed by the Board of Directors from time to time.

         Section 5.04 CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 5.05 CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 5.06 PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a


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designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 5.07 VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

         Section 5.08 SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the Shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each Shareholder which shall be furnished to the secretary by such Shareholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to the secretary by the chief executive officer, the president or by the Board of Directors.

         Section 5.09 TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

                  The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all the treasurer's transactions and of the financial condition of the Corporation.

                  If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the treasurer's office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the Corporation.

         Section 5.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if


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required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

         Section 5.11 SALARIES. The salaries and other compensation of the officers, if any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Director.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 6.01 CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

         Section 6.02 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

         Section 6.03 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII

                                     SHARES

         Section 7.01 CERTIFICATES. The Board of Directors may determine to issue certificated or uncertificated capital stock and other securities of the Corporation.

         Section 7.02 TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  The Corporation shall be entitled to treat the holder of record of any capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the MGCL.

                  Notwithstanding the foregoing, transfers of shares of any class of capital stock of the Corporation will be subject in all respects to the Articles and all of the terms and conditions contained therein.


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

         Section 7.03 REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 7.04 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or determining Shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken.

                  In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten days before the date of such meeting.

                  If no record date is fixed and the share transfer books are not closed for the determination of Shareholders, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of Shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted.

                  When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

         Section 7.05 SHARE LEDGER. The Corporation shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each Shareholder and the number of shares of each class held by such Shareholder.

         Section 7.06 CERTIFICATION OF BENEFICIAL OWNERS. The Board of Directors may adopt by resolution a procedure by which a Shareholder of the Corporation may certify in writing to the Corporation that any capital stock registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who


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may certify the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified shares in place of the Shareholder who makes the certification.

         Section 7.07 FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Directors may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Articles or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

                  The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX

                                  DISTRIBUTIONS

         Section 9.01 AUTHORIZATION. Dividends and other distributions upon capital stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the Articles. Dividends and other distributions may be paid in cash, property or capital stock of the Corporation, subject to the provisions of law and the Articles.

         Section 9.02 CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                INVESTMENT POLICY


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                  Subject to the provisions of the Articles and these Bylaws, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate.

                                   ARTICLE XI

                                      SEAL

         Section 11.01 SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

         Section 11.02 AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII

                    INDEMNIFICATION AND ADVANCES FOR EXPENSES

         Section 12.01 PROCEDURE. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Director or officer entitled to seek indemnification (the "INDEMNIFIED PARTY"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

         Section 12.02 EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Articles and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of Shareholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a Director or officer after such person has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a Director or officer to the extent such Director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Articles and hereunder shall be deemed to be a


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contract between the Corporation and each Director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such Director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

         Section 12.03 SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article XII shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article XII means this Article XII in its entirety.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

                  Whenever any notice is required to be given pursuant to the Articles or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by the MGCL. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

                  These Bylaws may be repealed, altered, amended or rescinded
(a) by the Shareholders but only by the affirmative vote of not less than two-thirds of all the votes ordinarily entitled to be cast in the election of Directors, voting together as a single class or (b) the affirmative vote of the Board of Directors (acting by a vote of at least two-thirds of the Directors, including by at least a majority of the Independent Directors then holding office), at a meeting held in accordance with the provisions of these Bylaws.

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.01 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.


                                       15
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         Section 15.02 VOTING SHARES IN OTHER COMPANIES. Shares of other corporations or associations, registered in the name of the Corporation, may be voted by the president, a vice-president, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

         Section 15.03 MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

         Section 15.04 EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.





























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